FORM OF LETTER OF TRANSMITTAL                                      EXHIBIT 99.1

                  THE EXCHANGE OFFER WILL EXPIRE AT 5 P.M., EASTERN STANDARD TIME, ON ________________________, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE.

                                     ISSUER:

                           COMMEMORATIVE BRANDS, INC.
                               7211 Circle S Road
                               Austin, Texas 78745

                            Telephone: (512) 444-0571
      Attention: Jeffrey H. Brennan, President and Chief Executive Officer

                              LETTER OF TRANSMITTAL
                   FOR 11% SENIOR SUBORDINATED NOTES DUE 2007

                                 EXCHANGE AGENT:

                               MARINE MIDLAND BANK

                                  By Facsimile:
                                 (212) 658-2298
                      Attention: Corporate Trust Operations

                              Confirm by telephone:
                                 (212) 658-6524

                        By Registered or Certified Mail:
                               Marine Midland Bank
                              140 Broadway, A Level
                          New York, New York 10005-1180
                      Attention: Corporate Trust Operations

                                    By Hand:
                               Marine Midland Bank
                              140 Broadway, A Level
                          New York, New York 10005-1180
                      Attention: Corporate Trust Operations

                              By Overnight Courier:
                               Marine Midland Bank
                              140 Broadway, A Level
                          New York, New York 10005-1180
                      Attention: Corporate Trust Operations


         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         The undersigned acknowledges receipt of the Prospectus dated _________ __, 1997 (the "Prospectus") of Commemorative Brands, Inc. (the "Company" or the "Issuer") and this Letter of Transmittal for 11% Senior Subordinated Notes Due 2007, which may be amended from time to time (this "Letter"). The Prospectus and Letter together constitute the Issuer's offer to exchange $1,000 in principal amount of its 11% Senior Subordinated Notes Due 2007 ("Exchange Notes"), for each $1,000 in principal amount of its outstanding 11% Senior Subordinated Notes Due 2007 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended ("Initial Notes").

         The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the Exchange Offer.

         All holders of Initial Notes who wish to tender their Initial Notes must, prior to the Expiration Date: (1) complete, sign, date and mail or otherwise deliver this Letter to the Exchange Agent, in person or to the address set forth above; and (2) tender his or her Initial Notes or, if a tender of Initial Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the "Book-Entry Transfer Facility"), confirm such book-entry transfer (a "Book-Entry Confirmation"), in each case in accordance with the procedures for tendering described in the Instructions to this Letter. Holders of Initial Notes whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter to be delivered to the Exchange Agent on or prior to the Expiration Date, must tender their Initial Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer - Tender Procedure" in the Prospectus. (See Instruction 1).

         The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above, or Jeffrey H. Brennan, President and Chief Executive Officer of the Company, at (512) 444-0571, 7211 Circle S Road, Austin, Texas 78745.

             PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING
                   THE INSTRUCTIONS TO THIS LETTER, CAREFULLY
                          BEFORE CHECKING ANY BOX BELOW

         Capitalized terms used in this Letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

         List in Box 1 below the Initial Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount of Initial Notes on a separate SIGNED schedule and affix that schedule to this Letter.

                                      BOX 1

                    TO BE COMPLETED BY ALL TENDERING HOLDERS

   Name(s) and Address(es) of                                                                               Principal Amount of
      Registered Holder(s)
    (Please Fill in if Blank)                Certificate                  Principal Amount of                  Initial Notes
                                           Numbers(s) (1)                    Initial Notes                      Tendered (2)
---------------------------------- -------------------------------  --------------------------------  ------------------------------



                                    Totals:

(1) Need not be completed if Initial Notes are being tendered by book-entry transfer.

(2) Unless otherwise indicated, the entire principal amount of Initial Notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.

Ladies and Gentlemen:

                  Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Issuer the principal amount of Initial Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Initial Notes tendered with this Letter, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to the Initial Notes tendered.

                  The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned's agent and attorney-in-fact to cause the Initial Notes to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Initial Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Initial Notes, and that, when the same are accepted for exchange, the Issuer will acquire good and unencumbered title to the tendered Initial Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of tendered Initial Notes or transfer ownership of such Initial Notes on the account books maintained by a book-entry transfer facility. The undersigned further agrees that acceptance of any tendered Initial Notes by the Issuer and the issuance of Exchange Notes in exchange therefore shall constitute performance in full by the Issuer of certain of its obligations under the Registration Rights Agreement. All authority conferred by the undersigned will survive the death or incapacity of the undersigned and every obligation of the undersigned shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such undersigned.

                  The undersigned hereby certifies that it is not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act and that it is acquiring the Exchange Notes offered hereby in the ordinary course of such undersigned's business and that such undersigned has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. The undersigned hereby acknowledges that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. The undersigned, if it is a broker-dealer holding Initial Notes acquired for its own account, hereby acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer will make the Prospectus available to any broker-dealer for use in connection with any such resale for a period of one year from the date in which the Registration Statement is a part is declared effective.

                  The undersigned understands that the Issuer may accept the undersigned's tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned's right to withdraw such tender will terminate.

                  All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned's heirs, personal representatives, successors and assigns. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions contained in this Letter.

                  Unless otherwise indicated under "Special Delivery Instructions" below, the Exchange Agent will deliver Exchange Notes (and, if applicable, a certificate for any Initial Notes not tendered but represented by a certificate also encompassing Initial Notes which are tendered) to the undersigned at the address set forth in Box 1.

                  The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

[ ]      CHECK HERE IF TENDERED INITIAL NOTES ARE BEING DELIVERED BY
         BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

         Name of Tendering Institution:________________________________________

         Account Number:_______________________________________________________

         Transaction Code Number:______________________________________________

[ ] CHECK HERE IF TENDERED INITIAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

         Name(s) of Registered Owner(s):_______________________________________

         Date of Execution of Notice of Guaranteed Delivery:___________________

         Window Ticket Number (if available):__________________________________

         Name of Institution which Guaranteed Delivery:________________________

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

                                      BOX 2

                                PLEASE SIGN HERE
                     WHETHER OR NOT INITIAL NOTES ARE BEING
                           PHYSICALLY TENDERED HEREBY


X    _________________________________________________           ______________

X    _________________________________________________           ______________
     SIGNATURE(S) OF OWNER(S) OR AUTHORIZED                           DATE
     SIGNATORY

Area Code and Telephone Number:________________________________________________

This box must be signed by registered holder(s) of Initial Notes as their name(s) appear(s) on certificates(s) for Initial Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

Name(s)________________________________________________________________________

_______________________________________________________________________________
                                 (PLEASE PRINT)

Capacity_______________________________________________________________________
Address________________________________________________________________________
_____________________________________________________________(INCLUDE ZIP CODE)

Signature(s) Guaranteed                           _____________________________
by an Eligible Institution:                           (AUTHORIZED SIGNATURE)

(If required by Instruction 3)                    _____________________________
                                                            (TITLE)

                                                  _____________________________
                                                          (NAME OF FIRM)

                                      BOX 3

                    TO BE COMPLETED BY ALL TENDERING HOLDERS
                        PAYOR'S NAME: MARINE MIDLAND BANK


SUBSTITUTE         PART 1 - Please provide your TIN in the    Social Security Number or
FORM W-9           space at right and certify by signing and  Employer Identification Number
DEPARTMENT OF      dating below.                              _______________________________
THE TREASURY
INTERNAL REVENUE
SERVICE
                   =====================================================================================

PAYOR'S REQUEST    PART 2 - Check the box if you are NOT subject to backup withholding under the provisions FOR TAXPAYER of Section 2406(a) (1) (C) of the
                   Internal Revenue Code because (1) you have not been IDENTIFICATION notified that you are subject to back-up withholding as a result of failure to report all
                   NUMBER (TIN) interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to back-up withholding.
                   [ ]

                   =====================================================================================
                   CERTIFICATION - UNDER THE PENALTIES  OF PERJURY, I
                   CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS
                   TRUE, CORRECT, AND COMPLETE.

                   SIGNATURE____________________________DATE_______________

                   =====================================================================================
                   PART 3 - Check if Awaiting TIN [   ]


                                      BOX 4

To be completed ONLY if certificates for Initial Notes in a principal amount not exchanged, or Exchange Notes, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Initial Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue and deliver:         (check appropriate boxes)

[   ]    Initial Notes not tendered

[   ]    Exchange Notes to:          Name______________________________________
                                                  (PLEASE PRINT)
                                     Address___________________________________
                                     __________________________________________

Please complete the Substitute Form W-9 at Box 3


_________________________________________________
(TAX I.D. or SOCIAL SECURITY NUMBER)

                                      BOX 5

                          SPECIAL DELIVERY INSTRUCTIONS
                           (SEE INSTRUCTIONS 3 AND 4)

To be completed ONLY if certificates for Initial Notes in a principal amount not exchanged, or Exchange Notes, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than that shown in Box 1.

Deliver: (check appropriate boxes)

[   ]    Initial Notes not tendered

[   ]    Exchange Notes to:          Name______________________________________
                                                  (PLEASE PRINT)
                                     Address___________________________________
                                     __________________________________________

                                  INSTRUCTIONS

                          FORMING PART OF THE TERMS AND
                        CONDITIONS OF THE EXCHANGE OFFER

                  1. DELIVERY OF THIS LETTER AND CERTIFICATES. Certificates for Initial Notes or a Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter and any other documents required by this Letter, must be received by the Exchange Agent at one of its addresses set forth herein on or before the Expiration Date. The method of delivery of this Letter, certificates for Initial Notes or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

                  Holders whose Initial Notes are not immediately available or who cannot deliver their Initial Notes or Book-Entry Confirmation, as the case may be, and all other required documents to the Exchange Agent before the Expiration Date may tender their Initial Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure: (i) tender must be made by or through an Eligible Institution (as defined in the Prospectus under the caption "The Exchange Offer Tender Procedure"); (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery by letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) (x) setting forth the name and address of the holder, the names in which the Initial Notes are registered and, if possible, the certificate numbers of the Initial Notes to be tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that, within three New York Stock Exchange trading dates after the date of execution of such Notice of Guaranteed Delivery by an Eligible Institution, this Letter together with the Initial Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Initial Notes into the Exchange Agent's account at the book-entry transfer facility and any other documents required by this Letter will be deposited by the Eligible Institution with the Exchange Agent; and (iii) the certificates for all tendered Initial Notes or a Book-Entry Confirmation, as the case may be, as well as all other documents required by this Letter, must be received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Prospectus under the caption "The Exchange Offer - Tender Procedure".

                  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Initial Notes will be determined by the Issuer, whose determination will be final and binding. The Issuer reserves the absolute right to reject any Initial Notes not properly tendered or the acceptances for exchange of which may, in the opinion of the Issuer's counsel, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Initial Notes. Unless waived, any defects or irregularities in connection with tenders of Initial Notes for exchange must be cured within such reasonable period of time as the Issuer shall determine. None of the Issuer, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incurs any liability for failure to give any such notification. Tenders will not be deemed to be made until such irregularities have been cured or waived.

                  All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Initial Notes.

                  2. PARTIAL TENDERS; WITHDRAWALS. If less than the entire principal amount of any Initial Note evidenced by a submitted certificate or a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column in Box 1 above. All of the Initial Notes represented by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Initial Notes not tendered will be sent to the holder, unless otherwise provided in Box 5, as soon as practicable after the Expiration Date, in the event that less than the entire principal amount of Initial Notes represented by a submitted certificate is tendered (or, in the case of Initial Notes tendered by book-entry transfer, such non-exchanged Initial Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

                  If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date. To be effective with respect to the tender of Initial Notes, a notice of withdrawal must: (i) be received by the Exchange Agent at its address set forth in this Letter and, with respect to a facsimile transmission, must be confirmed by telephone and an original delivered by guaranteed overnight delivery, before the Issuer notifies the Exchange Agent that it has accepted the tender of Initial Notes pursuant to the Exchange Offer;
(ii) specify the person named in this Letter as having tendered Initial Notes to be withdrawn; (iii) contain the certificate numbers of the Initial Notes to be withdrawn and the principal amount of Initial Notes to be withdrawn, (iii) a statement that the holder of the Initial Notes to be withdrawn is withdrawing his, her or its election to have such Initial Notes exchanged, (iv) the name of the registered Holder of the Initial Notes to be withdrawn and (v) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Initial Notes being withdrawn. The Exchange Agent will return the properly withdrawn Initial Notes promptly following receipt of notice of withdrawal. If Initial Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility procedure. All Questions as to the validity of notices of withdrawal, including time of receipt, will be determined by the Issuer, and such determination will be final and binding on all parties.

                  3. SIGNATURES ON THIS LETTER; ASSIGNMENTS; GUARANTEE OF SIGNATURES. If this Letter is signed by the holder(s) of Initial Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Initial Notes, without alteration, enlargement or any change whatsoever.

                  If any of the Initial Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Initial Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

                  If this Letter is signed by the holder of record and (i) the entire principal amount of the holder's Initial Notes are tendered; and/or (ii) untendered Initial Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Initial Notes, nor provide a separate bond power. In any other case, the holder of record must transmit a separate bond power with this Letter.

                  If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Issuer of their authority to so act must be submitted, unless waived by the Issuer.

                  Signatures on this Letter must be guaranteed by an Eligible Institution, unless Initial Notes are tendered: (i) by a holder who has not completed the Box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program
(SEMP) (collectively, "Eligible Institutions"). If Initial Notes are registered in the name of a person other than the signer of this Letter, the Initial Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

                  4. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Tendering holders should indicate, in Box 4 or 5, as applicable, the name and address to which the Exchange Notes or certificates for Initial Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the Tax Identification Number ("TIN") of the person named must also be indicated. Holders tendering Initial Notes by book-entry transfer may request that Initial Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

                  5. TAX IDENTIFICATION NUMBER. Federal income tax law requires that a holder whose tendered Initial Notes are accepted for exchange must provide the Exchange Agent (as payor) with his or her correct TIN, which, in the case of a holder who is an individual, is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, delivery to the holder of the Exchange Notes pursuant to the Exchange Offer may be subject to back-up withholding. (If withholding results in overpayment of taxes, a refund may be obtained.) Exempt holders (including, among others, all corporations and certain foreign individuals) are not subject to these back-up withholding and reporting requirements. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

                  Under federal income tax laws, payments that may be made by the Issuer on account of Exchange Notes issued pursuant to the Exchange Offer may be subject to back-up withholding at a rate of 31%. In order to prevent back-up withholding, each tendering holder must provide his or her correct TIN by completing the "Substitute Form W-9" referred to above, certifying that the TIN provided is correct (or that the holder is awaiting a TIN) and that: (i) the holder has not been notified by the Internal Revenue Service that he or she is subject to back-up withholding as a result of failure to report all interest or dividends; or (ii) the Internal Revenue Service has notified the holder that he or she is no longer subject to back-up withholding; or (iii) in accordance with the Guidelines, such holder is exempt from back-up withholding. If the Initial Notes are in more than one name or are not in the name of the actual owner, consult the enclosed guidelines for information on which TIN to report.

                  6. TRANSFER TAXES. Holders who tender their Initial Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that Holders who instruct the Issuer to register Exchange Notes in the name of, or request that Initial Notes not tendered or tendered but not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

                  Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

                  7. WAIVER OF CONDITIONS. The Issuer reserves the right to amend or waive, in whole or in part, any of the specified conditions in the Exchange Offer in the case of any Initial Notes tendered, based on the reasonable judgment of the Issuer.

                  8. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. Any holder whose certificates for Initial Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above, for further instructions.

                  9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

                  IMPORTANT: This Letter (together with certificates representing tendered Initial Notes or a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent on or before the Expiration Date (as defined in the Prospectus).